As filed with the Securities and Exchange Commission on April 28, 2006
Registration No. 333-xxxxxx

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
Registration Statement
Under the Securities Act of 1933
PDG Environmental, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	22-2677298 (I.R.S. Employer Identification No.)

1386 Beulah Road, Building 801 Pittsburgh, PA (Address of Principal Executive Offices)	15235 (zip code)
Amended and Restated 1990 Stock Option Plan for Employee Directors
(Full Title of Plan)

John C. Regan, President
1386 Beulah Road, Building 801
Pittsburgh, PA 15235
(Name and address of agent for service)
(412) 243-3200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered	share	price	registration fee
Common Stock	250,000	$2.00	$500,000	$53.50

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-23.2
EX-24.1
EX-24.2
EX-24.3
EX-24.4

PDG ENVIRONMENTAL, INC.
REGISTRATION STATEMENT ON FORM S-8
INCORPORATION OF PREVIOUS REGISTRATION STATEMENT
     This Registration Statement is being filed in accordance with General Instruction E to Form S-8 (“Instruction E”) for the purpose of registering 250,000 additional shares of Common Stock that may be issued under and pursuant to the terms of the Amended and Restated 1990 Stock Option Plan for Employee Directors. Pursuant to Instruction E, the contents of the Registration Statement on Form S-8 (File No. 033-40699) are hereby incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on April 28, 2006.

PDG ENVIRONMENTAL, INC.

By	/s/ John C. Regan

Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ John C. Regan		April 28, 2006

Chairman and Chief Executive Officer
(Principal Executive Officer and Director)

/s/ Todd B. Fortier		April 28, 2006

Chief Financial Officer
(Principal Financial Officer)

	By	/s/ John C. Regan

/s/ Richard A. Bendis		John C. Regan, Attorney-in-Fact

Director		April 28, 2006

	By	/s/ John C. Regan

/s/ Edwin J. Kilpela		John C. Regan, Attorney-in-Fact

Director		April 28, 2006

	By	/s/ John C. Regan

/s/ Edgar Berkey		John C. Regan, Attorney-in-Fact

Director		April 28, 2006

	By	/s/ John C. Regan

/s/ James D. Chiafullo		John C. Regan, Attorney-in-Fact

Director		April 28, 2006

EXHIBIT INDEX

5.1	Opinion of Cohen & Grigsby, LLC, counsel for the Corporation as to the legality of the securities being registered.

23.1	Consent of Malin Bergquist & Company, LLP, independent registered public accounting firm.

23.2	Consent of Parente Randolph, LLC, independent registered public accounting firm.

23.3	Consent of Cohen & Grigsby, LLC, counsel for the Corporation (Included in Exhibit 5.1)

24.1	Power of Attorney of Richard A. Bendis.

24.2	Power of Attorney of Edgar Berkey.

24.3	Power of Attorney of James D. Chiafullo.

24.4	Power of Attorney of Edwin J. Kilpela.